UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2004

SUNBURST ACQUISITIONS IV, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

103 - 20120 64th Avenue Langley, B.C., Canada	V2Y 1M8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (604) 533-9572

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT

On May 25, 2004, the Company completed a share exchange (the “Exchange”) with the shareholders (the
“Sierra Shareholders”) of Sierra Minerals and Mining, Inc. (“Sierra”), a Nevada corporation, pursuant to the terms of the Share Exchange Agreement, dated May 3, 2004 (the “Exchange Agreement”).  A copy of the Exchange Agreement is attached as an exhibit hereto.

In the Exchange, the Company issued 43,000,000 shares of its common stock, representing approximately
51.7% of the Company’s then-outstanding common stock, to the Sierra Shareholders in exchange for all of the shares of Sierra capital stock.  As a result, Sierra became a wholly-owned subsidiary of the Company, and the Company underwent a change of control.

SECURITY OWNERSHIP OF CERTAIN CURRENT BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the following information for both immediately prior to the Exchange and immediately following the closing of the Exchange: (i) the stock ownership of each executive officer and director of the Company, (ii) the stock ownership of all executive officers and directors of the Company, as a group, and  (iii) the stock ownership of each person known by the Company to be a beneficial owner of
5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company, except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned Before Closing Under the Share Exchange Agreement	Percent of Class Before Closing Under the Share Exchange Agreement (1)	Number of Shares Beneficially Owned After Closing Under the Share Exchange Agreement	Percent of Class After Closing Under the Share Exchange Agreement (2)
Charles Malette 1550 35th Avenue West Vancouver, B.C. Canada, V6M1H2	13,500,000	33.66%	13,500,000	16.24%
Terry Fields (3) (4) No. 3 Poipu Drive Honolulu, HI 96825	0	0.0%	0	0.0%
Kelly Zastowny (3) 103 - 20120 64th Avenue Langley, BC V2Y 1M8	0	0.0%	0	0.0%

Paul Kessler (5) 6363 Sunset Boulevard, 5th Fl. Hollywood, CA 90028	6,525,000	16.27%	6,525,000	7.85%
Mario Ayub (4) Pascual Orozco# 2117-A Chihuahua, Chih. 31310 Mexico	0	0.0%	21,500,000	25.87%
Patrick Kephart (6) 424 East Central Blvd., Ste. 342 Orlando, FL 32801	0	0.0%	10,166,666	12.23%
All officers and directors as a group	0	0.0%	21,500,000	25.87%

(1)

The percentages are calculated based upon 40,107,597 shares of Common Stock outstanding immediately preceding the closing of the Exchange and do not take into account any shares that will be issued in the private placement described in Item 5 below.

(2)

The percentages are calculated based upon 83,107,597 shares of Common Stock outstanding immediately following the closing of the Exchange and do not take into account any shares that will be issued in the private placement described in Item 5 below.

(3)

The person listed was an officer, a director, or both, of the Company prior to the Share Exchange.

(4)

The person listed is an officer, a director, or both, of the Company following completion of the share exchange transaction.

(5)

Includes (i) 2,000,000 shares of the Company’s Common Stock which Mr. Kessler has an option to acquire for a purchase price of $0.03 per share at any time on or before February 25, 2007, and (ii)
1,500,000 shares of the Company’s Common Stock which may be acquired by Bristol Capital, LLC pursuant to a convertible debenture dated January 16, 2004, which shares are deemed to be beneficially owned by Paul Kessler as an authorized signatory of Bristol Capital, LLC who has voting and investment control over the shares owned by Bristol Capital, LLC.  The outstanding principal amount of the debenture and, at the option of the Company, the accrued interest on the debenture is convertible into shares of the Company’s Common Stock at the rate of $0.02 per share.  Pursuant to the terms of the stock option agreement, Mr. Kessler may not exercise the option if the result of such exercise would cause Mr.
Kessler and his affiliates to beneficially own a number of shares of the Company’s Common Stock which would exceed 4.9% of the Company’s outstanding Common Stock.  Pursuant to the terms of the debenture, Bristol Capital, LLC may not effect a conversion of the debenture if the result of such conversion would cause Bristol Capital, LLC and its affiliates to beneficially own a number of shares of the Company’s Common Stock which would exceed 4.9% of the Company’s outstanding Common Stock.

(6)

Includes the following shares of which Mr. Kephart may be deemed to be the beneficial owner:  (i)
5,733,333 shares owned by Tenfold Services Incorporated, which is beneficially owned by the trustee of an irrevocable trust of which Mr. Kephart is the grantor and also one of the beneficiaries.  Mr. Kephart has no power to vote, buy or sell these shares; (ii) 716,667 shares owned by Liberty Management, LLC
Defined Benefit Plan, which is an ERISA-qualified plan with a third party administrator.  Mr. Kephart is the Managing Member of Liberty Management, LLC (“Liberty Management”); (iii) 358,333 shares owned by Jack F. Kephart - UTMA, of which Mr. Kephart is the grantor; (iv) 358,333 shares owned by
Annabelle S. Kephart - UTMA, of which Mr. Kephart is the grantor; and (v) an option to acquire up to
3,000,000 shares of the Company’s Common Stock for a purchase price of $0.01 per share at any time on or before May 25, 2009.  These options were granted to Liberty Management as a finder’s fee in connection with the Exchange.

Sierra is a party to a Joint Venture Agreement (the “JV Agreement”), dated April 26, 2004 and amended on
June 1, 2004, by and between Sierra and Minera Rio Tinto S.A. de C.V., a Mexican company (“MRT”), pursuant to which Sierra and MRT have agreed to explore and, if feasible, develop certain mining properties which MRT has the option to acquire.  The properties are located in the state of Chihuahua,
Mexico.  A copy of the JV Agreement, as amended, is attached as an exhibit hereto.

Pursuant to the terms of the JV Agreement, Sierra has a number of financial obligations, including an immediate advance of $167,500 to MRT, an investment of $1,000,000 by June 30, 2004 and the establishment of a $2,000,000 line of credit on behalf of the joint venture within 60 days of the signing of the JV Agreement.  The funds are to be used as working capital and to prepare one of the joint venture properties for production.  MRT will contribute the properties to the joint venture concurrently with the
$1,000,000 investment by Sierra.  The joint venture will be owned 60% by Sierra and 40% by MRT.

In connection with the Exchange, Kelly Zastowny, one of the Company’s directors resigned, and a nominee of the Sierra Shareholders was appointed as a successor.  The Company’s new director is Mario Ayub, and he will serve as a director until his successor is elected and qualified. Mr. Ayub has served as the President of MRT since 1994, and from 1997 to 2001 he was a director on the Board of Metalline Mining Company and Sheffield Resources.  He graduated in 1976 from the Universidad Iberoamericana in Mexico City with a degree in chemical engineering, and he has complete post-graduate studies in metallurgy at Comision de
Fomento Minero and South Dakota University.  Mr. Ayub also serves on the boards of numerous social and industrial organizations.

ITEM  2.

ACQUISITION OR DISPOSITION OF ASSETS

The Company acquired 3,000 shares of Sierra common stock from the Sierra Shareholders in the
Exchange, and the Company now owns 100% of Sierra’s issued and outstanding capital stock.  Sierra is a wholly-owned subsidiary of the Company, and the shares of Sierra common stock represent the Company’s most significant asset.  In determining the amount of consideration to give to the Sierra Shareholders in the
Exchange, the Board considered the anticipated value of the properties and mining options that will be contributed pursuant to the JV Agreement.

Sunburst is assisting Sierra with its funding obligations under the JV Agreement.  To that end, Sunburst loaned $57,500 to MRT pursuant to a promissory note dated January 9, 2004 and an additional $167,500 pursuant to a promissory note dated May 3, 2004.  The money from each of these loans was to be used for payment of costs relating to title issues affecting certain of the mining properties.  The JV Agreement provides that the $1,000,000 investment required by Sierra pursuant to the JV Agreement shall be reduced by an amount equal to these loans, or $225,000.

ITEM  5.

OTHER EVENTS

Sunburst is in the process of completing a private placement consisting of up to 3,000,000 at a price of
$0.10 per unit.  Each unit is comprised of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.20 per share.  The funds from the private placement will be used to fund the loan to MRT and to help satisfy the other capital requirements of Sierra under the JV
Agreement.  To date, Sunburst has raised approximately $197,000 in the private placement.  There can be no assurance that Sunburst or Sierra will be successful in raising all of the funds required under the JV
Agreement.

Sunburst will enter into a registration rights agreement (the “Registration Rights Agreement”) with each of the purchasers in the private placement.  Under the terms of the Registration Rights Agreement, the purchasers have the right to include the common stock of the Company held by them in any registration statement filed by the Company before April 15, 2006.  In addition, if requested by the holders of 75% of the shares that will be issued upon the conversion of the warrants that are part of the units, the Company will be required to complete one registration statement covering such shares.  A copy of the Registration
Rights Agreement is attached as an exhibit hereto.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of business acquired:

Sierra Minerals and Mining, Inc. interim financial statements for the period ended June 30,
2004.

(b)

Pro forma financial information.

Pro forma condensed consolidated financial statements.

(c)

The following exhibits are herein incorporated by reference from Form 8-K filed with the
Securities and Exchange Commission on July 16, 2004:

2.1

Share Exchange Agreement, dated May 3, 2004, by and among Sunburst Acquisitions IV,
Inc., a Colorado corporation, Sierra Minerals and Mining, Inc., a Nevada corporation, and the shareholders of Sierra Minerals & Mining, Inc.

2.2

Joint Venture Agreement, dated April 26, 2004 and amended on June 1, 2004, by and between Sierra Mining and Minerals, Inc., a Nevada corporation, and Minera Rio Tinto
S.A. de C.V., a Mexican company

2.2a

Amendment to Joint Venture Agreement dated June 1, 2004.

4.1

Registration Agreement dated April 20, 2004, by and among Sunburst Acquisitions IV,
Inc., a Colorado company, and each of the purchasers in a private placement of shares of
Sunburst.

10.1

Promissory Note between Sunburst Acquisitions IV, Inc. and Minera Rio Tinto S.A. de
C.V. in the amount of $ 57,500 dated January 9, 2004.

10.2

Promissory Note between Sierra Mineral and Mining, Inc. and Minera Rio Tinto S.A. de
C.V. in the amount of $ 167,500, dated May 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS, INC.

By: /S/

Terry Fields, President and Director

Date: August  9, 2004